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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Celadon Group, Inc. Registration Statement 333-14641 on Form S-8 pertaining to the Employee Stock Purchase Plan dated October 23, 1996, Registration Statement 333-42209 on Form S-8 pertaining to the Non-Employee Director Stock Option Plan dated December 12, 1997, and Registration Statements 333-42207 and 333-31164 on Form S-8 pertaining to the 1994 Stock Option Plan dated December 12, 1997 and February 25, 2000, respectively, of our report dated August 24, 2000, with respect to the consolidated financial statements and schedule of Celadon Group, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 2000.

                                                       /s/ ERNST & YOUNG LLP

Indianapolis, Indiana
September 28, 2000

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